UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 21st Floor Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2018, the Board of Directors (the “Board”) of Sport Endurance, Inc. (the “Company”) filed an amendment (the “Amendment”), approved by the consent of the holder of the majority of outstanding common stock of the Company, with the Nevada Secretary of State to amend the Company’s Articles of Incorporation to authorize the issuance of  20,000,000 shares of Preferred Stock. 1,000 shares of the Preferred Stock are designated as Series A Preferred Stock. The remaining 19,999,999 shares of Preferred Stock are blank check Preferred Stock, with such rights, preferences and limitations as the Board shall authorize from time-to-time. Previously, shareholder approval  was required to issue any Preferred Stock.

The foregoing description is qualified in its entirety by the Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Articles of Amendment to Articles of Incorporation as filed on March 12, 2018 with the State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: March 22, 2018	By: /s/ David Lelong
Name:  David Lelong
Title:  Chief Executive Officer

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